EXHIBIT 10.8

P10, INC. 2021 INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK AWARD

FOR NON-EMPLOYEE DIRECTORS

P10, Inc., a Delaware corporation (the “Company”), hereby grants to the Grantee named below (the “Grantee”) shares of restricted Class A common stock (the “Restricted Stock”), subject to the terms and conditions of the P10, Inc. 2021 Incentive Plan, as amended from time to time (the “Plan”), this Notice of Restricted Stock Award (this “Notice”), and the Restricted Stock Award Terms and Conditions attached hereto (the “Terms and Conditions” together with the Notice, the “Award Agreement”), as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Award Agreement.

Name of Grantee
Date of Award
Total Number of Shares of Restricted Stock Subject to Award
Vesting Schedule

Subject to the Grantee’s continuous service as a Non-Employee Director (“Continuous Service”) and other limitations set forth in the Award Agreement and the Plan, the Shares of Restricted Stock shall vest and no longer be subject to restriction in full on the earlier of (i) the first anniversary of the Date of the Award and (ii) the date of the Company’s next annual meeting of stockholders that is at least 50 weeks after June 14, 2024, which is the date of the annual meeting of stockholders of the Company in respect of which the Shares of Restricted Stock were granted.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Shares of Restricted Stock are to be governed by the terms and conditions of the Plan and the Award Agreement.

P10, INC.

By:
Name: Amanda Coussens Title: Chief Financial Officer

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THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE AS A NON-EMPLOYEE DIRECTOR, UNLESS THE GRANTEE HAS A TERMINATION OF EMPLOYMENT (WITHIN THE MEANING OF THE PLAN FOR NON-EMPLOYEE DIRECTORS) BY REASON OF DEATH OR DISABILITY OR FOR OTHER REASONS PROVIDED BY THE COMMITTEE, IN ALL EVENTS SUBJECT TO THE CONDITIONS SET FORTH IN THE PLAN AND AWARD AGREEMENT. THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AWARD AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S SERVICE WITH THE COMPANY OR ITS AFFILIATES, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR ITS AFFILIATES TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S SERVICE, IF APPLICABLE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.

The Grantee acknowledges receipt of a copy of the Plan and the Award Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Shares subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed the Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Award Agreement and the Plan. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee and any questions, interpretations and administration arising under the Plan or the Award Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in the Company’s records.

GRANTEE:

Dated:	Signed:
Name:

[Signature Page to Notice of Restricted Stock Award]

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P10, INC. 2021 INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

TERMS AND CONDITIONS

1. Grant of Shares of Restricted Stock; Issuance of Stock. Pursuant to the Notice of Restricted Stock Award (the “Notice”) to which this Restricted Stock Award Terms and Conditions (the “Terms and Conditions” and together with the Notice, this “Award Agreement”) is attached, P10, Inc. (the “Company”) has granted to the individual (the “Grantee”) named in the Notice an award of the number of shares (“Shares”) of Restricted Stock set forth in the Notice, subject to the terms and conditions of this Award Agreement and the Plan. Capitalized terms used but not defined in this Award Agreement shall have the meaning assigned to them in the Plan. The issuance of the Shares of Restricted Stock to the Grantee shall occur simultaneously with the execution of this Award Agreement. The Shares of Restricted Stock covered by this Award Agreement, when issued, shall be fully paid and nonassessable.

2. Restrictions on Transfer of Restricted Stock. The Shares of Restricted Stock subject to this Award Agreement, and any rights and interest with respect thereto, may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee (or any beneficiary of the Grantee), until the Shares have become vested in accordance with this Award Agreement; provided, however, that the Shares of Restricted Stock covered by this Award Agreement may be transferred at any time by will or the laws of descent and distribution and otherwise to the extent and in the manner authorized by the Committee and not in contravention of the Plan. Any purported transfer, encumbrance or other disposition of the Shares of Restricted Stock covered by this Award Agreement that is in violation of this Section will be null and void, and the other party to any such purported transaction will not obtain any rights to or interest in the Shares of Restricted Stock covered by this Award Agreement. During the applicable period of restriction, the Shares of Restricted Stock shall either bear a legend as determined to be necessary by the Company to evidence the applicable restrictions hereunder or, if in book entry form, be registered with notations regarding the applicable restrictions hereunder. When Shares of Restricted Stock awarded by this Award Agreement become vested, the Grantee shall be entitled to receive unrestricted Shares and if the Shares are certificated and the Grantee’s stock certificates contain legends restricting the transfer of such shares, the Grantee shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws). In order to ensure compliance with the restrictions on transfer set forth in this Award Agreement, or the Plan, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any.

3. Vesting of Stock. Except as provided in this Award Agreement, provided that the Grantee remains in Continuous Service through the applicable vesting date set forth in the Notice, the Shares of Restricted Stock shall vest and become nonforfeitable as such date.

4. Forfeiture of Stock; Death or Disability. In the event of the Grantee’s Termination of Employment for any reason other than death or Disability before the Grantee’s Shares of Restricted Stock become fully vested in accordance with this Award Agreement, Shares of Restricted Stock that have not become vested shall not vest further and shall be immediately forfeited (effective as of the date of such termination). In the event of a forfeiture, the certificates, if any, representing all of the Shares of Restricted Stock that have not become vested in accordance with this Award Agreement shall be cancelled. In the event of the Grantee’s Termination of Employment by reason of death or Disability, all restrictions imposed on the Shares of Restricted Stock held by the Grantee hereunder shall immediately lapse and the Shares of Restricted Stock shall immediately become fully vested as of the date of such death or Disability.

5. Dividend, Voting and Other Rights. Except as otherwise provided for herein, the Grantee shall have all of the rights and privileges of a beneficial and record owner with respect to the Shares of Restricted Stock granted hereunder. The Grantee will be entitled to receive all dividends and other distributions paid with respect to the Shares of Restricted Stock, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Shares of Restricted Stock1 and shall be paid at the time the Shares of Restricted Stock become vested. If any dividends or distributions are paid in Stock, the Stock shall be retained by the Company and

1 NTD: Company to confirm procedures to effectuate.

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shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

6. Retention of Share Certificates by Company. If certificates are issued for the Shares of Restricted Stock, although the certificates representing the Shares of Restricted Stock shall be registered in the Grantee’s name, all such certificates (other than for Shares of Restricted Stock that have vested) shall be retained by the Company until vesting. Following the vesting of Shares of Restricted Stock subject to this Award Agreement, the Company shall either deliver to Grantee a certificate, registered in the Grantee’s name, representing the Shares of Restricted Stock or issue the Shares of Restricted Stock in book entry form, registered in the name of the Grantee, for those Shares of Restricted Stock that have become vested in accordance with this Award Agreement.

7. Securities Law. By signing this Award Agreement, the Grantee acknowledges and understands that applicable securities laws may restrict its right to dispose of any Shares of Restricted Stock that it may acquire hereunder and govern the manner in which such Shares of Restricted Stock may be sold.

8. No Advice Regarding Grant; Section 83(b). The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s award (or vesting) of Shares of Restricted Stock and is not making any representations or undertakings regarding the tax treatment of such Shares of Restricted Stock or under any obligation to structure the terms of this award to reduce or eliminate the Grantee’s tax liability or achieve any particular result. The Grantee acknowledges that the Grantee may file an election pursuant to Section 83(b) of the Code and, if the Grantee elects to file such an election, it is the Grantee’s sole responsibility, and not the Company’s, to file the election timely and properly. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan and the Grantee understands that he or she should consult with his or her tax advisor regarding the tax consequences of the award of Shares of Restricted Stock and the advisability of making a Section 83(b) election, the requirements of such an election and the potential consequences of making or not making such an election.

9. Withholding of Taxes. The Grantee acknowledges that the Grantee is solely responsible for any and all applicable taxes related to the Grantee’s participation in the Plan and the Shares of Restricted Stock. In the event that the Grantee is or becomes an employee of the Company or any of its Subsidiaries at any time before the Shares of Restricted Stock vest, for so long as the Grantee is an employee of the Company or its Subsidiaries, the Grantee shall be required to pay to the Company upon the vesting of any of the Shares of Restricted Stock all applicable Federal, state, local or foreign withholding tax due, if any, as a result of such vesting or otherwise make arrangements satisfactory to the Company to satisfy any withholding requirements. The Company’s obligation to remove any restrictions and deliver the Shares of Restricted Stock shall be subject to such payment. The Company shall, to the extent permitted by applicable law, have the right to deduct from any payment of any kind due to the Grantee the amount to satisfy Federal, state, local or foreign withholding taxes due (not to exceed any amount that would result in adverse accounting treatment for the Company).

10. Entire Agreement; Amendment. The Plan is incorporated herein by reference and the Grantee is bound by the terms and provisions thereof. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior negotiations, correspondence, understandings, undertakings and agreements, whether written or oral, of the Company and the Grantee with respect to the subject matter hereof. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail. Nothing in the Plan and this Award Agreement is intended to confer any rights or remedies on any persons other than the parties hereto. This Award Agreement may not be amended in any manner that is materially adverse to the Grantee without the Grantee’s consent.

11. Interpretation. The Committee will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Grantee, the Company and all other interested persons. Neither the

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Committee nor any person acting on behalf of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

12. Captions; Construction. The captions used in this Award Agreement are inserted for convenience of reference only and shall not be deemed to alter or affect any provision hereof. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise

13. Governing Law. The Plan and this Award Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Plan or this Award Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable. For purposes of litigating any dispute that arises under or with respect to the Shares of Restricted Stock or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and that the parties waive any and all objections and defenses to bringing any such action before such Delaware court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

14. Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at the Company’s principal headquarters in the care of its General Counsel, or at such other address as the Company may hereafter designate in writing. Any notice to the Grantee shall be to the work or home address appearing in the personnel records of the Company, or at the option of the Company, to the Grantee’s e-mail address as shown in the personnel records of the Company.

15. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Shares of Restricted Stock awarded hereunder by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. Counterparts. This Award Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. Data Privacy. Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee’s personal data as described in this Award Agreement and any other materials related to the grant of Shares by and among, as applicable, the Company and any Affiliates (including any Subsidiaries) for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.

Grantee understands that the Company and its Affiliates may hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Shares of Restricted Stock or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan and awards granted under the Plan.

Grantee understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Grantee’s country. Grantee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human

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resources representative. Grantee authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan. Grantee understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If Grantee does not consent, or if Grantee later seeks to revoke his or her consent, his or her status as an Eligible Person and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Grantee’s consent is that the Company would not be able to grant Grantee equity awards, including the Shares of Restricted Stock, or administer or maintain such awards. Therefore, Grantee understands that refusing or withdrawing his or her consent may affect Grantee’s ability to participate in the Plan. For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he or she may contact his or her local human resources representative.

18. Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances

19. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and permitted assigns. The rights and obligations of the Grantee under this Award Agreement may only be assigned with the prior written consent of the Company.

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